EXHIBIT 99.1

Solar Senior Capital Ltd. Announces Quarter Ended June 30, 2018 Financial Results; Declares Monthly Distribution of $0.1175 Per Share for August 2018

NEW YORK, Aug. 06, 2018 (GLOBE NEWSWIRE) -- Solar Senior Capital Ltd. (NASDAQ: SUNS) (the “Company” “Solar Senior” or “SUNS”), today reported net investment income of $5.7 million, or $0.35 per average share, for the quarter ended June 30, 2018.

At June 30, 2018, net asset value (NAV) was $16.83 per share.

The Company’s Board of Directors declared a monthly distribution for August of $0.1175 per share payable on August 31, 2018 to stockholders of record on August 23, 2018. Tax characteristics of all distributions will be reported to shareholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At June 30, 2018:

Comprehensive Investment portfolio* fair value: $704.8 million

Number of portfolio companies*: 171

Net assets: $269.9 million

Net asset value per share: $16.83

Comprehensive Portfolio Activity** for the Quarter Ended June 30, 2018

Investments made during the quarter: $77.8 million

Investments prepaid or sold during the quarter: $44.8 million

Operating Results for the Quarter Ended June 30, 2018

Net investment income: $5.7 million

Net investment income per share: $0.35

Net realized and unrealized loss: $0.1 million

Net increase in net assets from operations: $5.5 million

Earnings per share: $0.34

* The Comprehensive Investment Portfolio is comprised of Solar Senior Capital Ltd.’s investment portfolio, Gemino Healthcare Finance’s (“Gemino”) full portfolio, North Mill Capital LLC’s (“NorthMill”) full portfolio, and the senior secured loans held by the First Lien Loan Program (“FLLP”) attributable to the Company and excludes the Company’s fair value of its equity interest in Gemino, NorthMill, and FLLP.

** Includes investment activity through Gemino, NorthMill, and FLLP, attributable to the Company.

“We are pleased with Solar Senior Capital’s portfolio growth and operating performance in Q2 2018. Overall, the financial health of our portfolio companies remains sound,” said Michael Gross, Chairman and CEO of Solar Senior Capital Ltd. "Solar Senior’s comprehensive portfolio is predominantly comprised of first lien senior secured loans with floating rate coupons. We believe the Company is well positioned for the current environment and has the sourcing engines across cash flow and asset-based lending niches to drive additional portfolio growth and generate increased investment income."

Conference Call and Webcast

The Company will host an earnings conference call and audio webcast at 11:00 a.m. (Eastern Time) on Tuesday, August 7, 2018. All interested parties may participate in the conference call by dialing (844) 889-7785 approximately 5-10 minutes prior to the call, international callers should dial (661) 378-9929. Participants should reference Solar Senior Capital Ltd. and the participant passcode of 4889887 when prompted. A telephone replay will be available until August 21, 2018 and can be accessed by dialing (855) 859-2056 and using the passcode 4889887. International callers should dial (404) 537-3406. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through Solar Senior Capital’s website, www.solarseniorcap.com. To listen to the webcast, please go to the Company's website prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay of the webcast will be available soon after the call.

Comprehensive Investment Portfolio

Investment Activity

During the quarter ended June 30, 2018, Solar Senior Capital had total originations of $77.8 million and repayments of $44.8 million across the Company’s core businesses comprised of senior secured cash flow, traditional asset-based lending and healthcare asset-based lending, resulting in net comprehensive portfolio growth of ~$33.0 million, or approximately 5% over the prior quarter.

The investment activity of our Comprehensive Investment Portfolio for the quarter ended June 30, 2018 was as follows:

Total Portfolio Activity(1) – Q2 2018 (in millions)
Asset Classes	Cash Flow Loans(2)	Asset-based Loans NorthMill(3)	Asset-based Healthcare Loans Gemino(4)	Total Portfolio Activity
Originations	$66.5	$5.7	$5.6	$77.8
Repayments / Amortization	$37.7	$5.5	$1.6	$44.8
Net Portfolio Activity	$28.8	$0.2	$4.0	$33.0

(1) Total Portfolio Activity includes gross originations/repayments across each business unit, attributable to Solar Senior.
(2) Includes cash flow 1st lien senior secured loans on the Company’s balance sheet and in FLLP.
(3) Includes asset-based 1st lien senior secured loans at NorthMill.
(4) Includes healthcare asset-based 1st lien senior secured loans at Gemino.

Portfolio Composition

Our Comprehensive Investment Portfolio composition by business unit at June 30, 2018 was as follows:

Comprehensive Investment Portfolio Composition (at fair value)	Amount		Weighted Average Asset-level Yield
	($mm)%
First Lien Senior Secured Loans
Cash Flow 1st Lien Senior Secured Loans(1)	$417.2	59.2%	7.8%
Traditional Asset-Based 1st Lien Senior Secured Loans(2) (NorthMill)	$163.0	23.1%	13.3%
Healthcare Asset-Based 1st Lien Senior Secured Loans(3) (Gemino)	$111.3	15.8%	10.7%
Total First Lien Senior Secured Loans	$691.5	98.1%
Cash Flow 2nd Lien Senior Secured Loans	$13.2	1.9%
Equity and Equity-like Securities(4)	$0.1	<0.1%
Total Comprehensive Investment Portfolio	$704.8	100%	9.6%
Floating Rate Investments(5)	$661.3	93.8%

(1) Includes 1st lien senior secured cash flow loans on the Company’s balance sheet and in FLLP.
(2) Includes NorthMill’s full asset-based funded loan portfolio, all of which are 1st lien senior secured loans.
(3) Includes Gemino’s full healthcare asset-based funded loan portfolio, all of which are 1st lien senior secured loans.
(4) Excludes the Company’s equity investments in NorthMill, Gemino and FLLP, which distribute quarterly dividends to the Company.
(5) Floating rate investments calculated as a percent of the Company’s Comprehensive Investment Portfolio (excludes equity)

The Comprehensive Investment Portfolio is diversified across 171 unique borrowers with average issuer exposure of $4.1 million, or 0.6% of the comprehensive portfolio at June 30, 2018.

Over 98.0% of the Comprehensive Investment Portfolio is invested in first lien senior secured cash flow and asset-based loans. Second lien senior secured cash flow loans have been reduced to 1.9% of the portfolio.

Solar Senior Capital Ltd. Portfolio

Asset Quality

At June 30, 2018, 1.7% of Solar Senior’s portfolio at cost and 1.5% at fair value was on non-accrual status.

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of June 30, 2018, the composition of our portfolio, on a risk ratings basis, was as follows:

Internal Investment Rating	Investments at Fair Value	% of Total Portfolio
1	$96.1	20.4%
2	$356.9	75.9%
3	$17.2	3.6%
4	$0.1	<0.0%

Solar Senior Capital Ltd.’s Results of Operations for the Quarter Ended June 30, 2018 compared to the Quarter Ended June 30, 2017:

Investment Income

For the quarters ended June 30, 2018 and 2017, gross investment income totaled $9.5 million and $7.7 million, respectively. The increase in gross investment income was primarily due to portfolio growth, including from our investment in NorthMill, as well as our portfolio yield increasing year over year.

Our gross investment income by business unit is broken out below.

Investment Income Contribution by Business Unit(1) (in millions)
For the Quarter Ended:	Cash Flow Lending	Asset-based Lending (NorthMill)	Asset-based Healthcare Lending (Gemino)	Total
6/30/2018	$7.2	$1.4	$0.9	$9.5
% Contribution	75.8%	14.7%	9.5%	100.0%

(1) Includes income/fees from cash flow loans on balance sheet and distributions from FLLP, and distributions from NorthMill Capital and Gemino Healthcare Finance.

Expenses

Net expenses totaled $3.8 million and $2.0 million, respectively, for the quarters ended June 30, 2018 and 2017. For the fiscal quarters ended June 30, 2018 and June 30, 2017, $0.4 million of performance based incentive fees and $0.8 million, respectively, of management and performance-based incentive fees were voluntarily waived by the Company’s investment manager.

Net Investment Income

Net investment income totaled $5.7 million and $5.7 million, or $0.35 and $0.35 per average share, respectively, for the quarters ended June 30, 2018 and 2017.

Net Realized and Unrealized Gain (Loss)

Net realized and unrealized gain (loss) for the quarters ended June 30, 2018 and 2017 totaled approximately ($0.1) million and ($0.4) million, respectively.

Net Increase in Net Assets Resulting From Operations

For the quarters ended June 30, 2018 and 2017, the Company had a net increase in net assets resulting from operations of $5.5 million and $5.2 million, respectively. For the quarters ended June 30, 2018 and 2017, earnings per average share were $0.34 and $0.33, respectively.

Liquidity and Capital Resources

On June 1, 2018, the Company’s revolving credit facility was refinanced by way of amendment, allowing for greater investment flexibility and the extension of the maturity date to June 1, 2023, among other changes.

On July 13, 2018, the revolving credit commitments under the Company’s revolving credit facility were expanded by $25 million to $225 million.

As of June 30, 2018, and including the $25 million upsize post quarter end, the Company had a total of $39.1 million of unused borrowing capacity under the Company’s revolving credit facility, subject to borrowing base limits. When including FLLP, NorthMill and Gemino, the Company had approximately $160 million of unused borrowing capacity under its revolving credit facilities, subject to borrowing base limits at June 30, 2018.

Subsequent Event

On August 2, 2018, our Board approved a reduction in the minimum asset coverage ratio from 200% to 150%. This reduction will automatically apply to the Company effective as of August 2, 2019, unless approved earlier by the Company’s stockholders.

SOLAR SENIOR CAPITAL LTD.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share amounts)

	June 30, 2018 (unaudited)	December 31, 2017
Assets
Investments at fair value:
Companies less than 5% owned (cost: $345,598 and $289,848, respectively)	$342,240	$283,983
Companies 5% to 25% owned (cost: $3,866 and $3,625, respectively)	2,727	2,213
Companies more than 25% owned (cost: $122,448 and $121,298, respectively)	125,234	121,885
Cash	11,096	3,726
Cash equivalents (cost: $59,932 and $104,874, respectively)	59,932	104,874
Dividends receivable	2,877	2,723
Interest receivable	1,358	1,732
Other receivable	18	20
Receivable for investments sold	—	508
Prepaid expenses and other assets	187	277

Total assets	$545,669	$521,941

Liabilities
Credit facility ($185,900 and $124,200 face amounts, respectively, reported net of unamortized debt issuance costs of $1,737 and $0, respectively)	$184,163	$124,200
Payable for investments and cash equivalents purchased	86,028	122,110
Distributions payable	1,885	1,884
Management fee payable	1,145	999
Performance-based incentive fee payable	54	374
Interest payable	652	401
Administrative services expense payable	467	944
Other liabilities and accrued expenses	1,351	898

Total liabilities.	$275,745	$251,810

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 16,040,485 and 16,036,730 issued and outstanding, respectively	$160	$160
Paid-in capital in excess of par	287,906	287,841
Distributions in excess of net investment income	(5,336)	(5,336)
Accumulated net realized loss	(11,095)	(5,844)
Net unrealized depreciation	(1,711)	(6,690)

Total net assets.	$269,924	$270,131

Net Asset Value Per Share	$16.83	$16.84

SOLAR SENIOR CAPITAL LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except share amounts)

	Three months ended
	June 30, 2018	June 30, 2017
INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$6,012	$5,610
Companies 5% to 25% owned	90	52
Dividends:
Companies more than 25% owned	3,250	1,923
Other income:
Companies less than 5% owned	78	54
Companies 5% to 25% owned	23	—
Companies more than 25% owned	18	19

Total investment income	9,471	7,658

EXPENSES:
Management fees	$1,145	$959
Performance-based incentive fees	491	122
Interest and other credit facility expenses	1,806	896
Administrative services expense	387	367
Other general and administrative expenses	425	477

Total expenses	4,254	2,821

Management fees waived	—	(692)
Performance-based incentive fees waived	(437)	(122)

Net expenses	3,817	2,007

Net investment income	$5,654	$5,651

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND CASH EQUIVALENTS:
Net realized gain (loss) on investments and cash equivalents (companies less than 5% owned)	$(5,244)	$38

Net change in unrealized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	3,948	21
Companies 5% to 25% owned	166	—
Companies more than 25% owned	995	(481)

Net change in unrealized gain (loss) on investments and cash equivalents	5,109	(460)

Net realized and unrealized loss on investments and cash equivalents	(135)	(422)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$5,519	$5,229

EARNINGS PER SHARE	$0.34	$0.33

About Solar Senior Capital Ltd.

Solar Senior Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests directly and indirectly in leveraged, U. S. middle market companies primarily in the form of cash flow first lien senior secured debt instruments and asset-based loans including senior secured loans collateralized on a first lien basis primarily by current assets.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Senior Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

Contact
Investor Relations
(646) 308-8770